EXHIBIT 10.43


                        ENVIRONMENTAL INDEMNITY AGREEMENT

                  THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this "AGREEMENT"), made as of November 9, 2006, Quaker Fabric Corporation of Fall River, a Massachusetts corporation (the "BORROWER"), Quaker Textile Corporation, a
Massachusetts corporation ("QUAKER TEXTILE"), Quaker Fabric Mexico, S.A. de C.V., a Mexico corporation ("QUAKER MEXICO"), and Quaker Fabric Corporation, a Delaware corporation (the "PARENT", and together with Quaker Textile and Quaker Mexico, the "GUARANTORS") (each of the Borrower and Guarantors being sometimes referred to herein as an "INDEMNITOR" and collectively, as the "INDEMNITORS"), to GB Merchant Partners, LLC, as Administrative Agent and 1903 Debt Fund, LP and the other financial institutions from time to time party thereto (collectively, the "LENDERS" and the Administrative Agent, collectively, together with their officers, directors, employees, shareholders, members, successors and assigns, the "INDEMNITEES").


                                    RECITALS

                  WHEREAS, Indemnitor is the owner and/or lessee of the Real Property described on Exhibit A attached hereto, together with all improvements dated thereon (the "REAL PROPERTY") and has the exclusive rights to manage, control and operate the Real Property;

                  WHEREAS, pursuant to that certain Term Loan Agreement, dated as of the date hereof, by and among the Borrower, the Parent, the Administrative Agent, the Lenders and the Indemnitees (as amended, modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT", all capitalized terms used herein without definitions shall have the respective meanings ascribed to such terms in the Credit Agreement), at the request of the Borrower, the Indemnitees agreed to make loans (the "Term Loans") to the Borrower, which Term Loans are secured, in part, by those certain mortgages, dated as of the date hereof, by the Borrower to the Indemnitees encumbering the Real Property (as the same may be amended, modified, supplemented or restated and in effect from time to time, collectively, the "SECURITY INSTRUMENTS") ;

                  WHEREAS, the Borrower has disclosed to the Indemnitees the existence of certain Environmental Conditions at the Real Property; and

                  WHEREAS, the Indemnitees are unwilling to make the Term Loans unless the Indemnitors indemnify the Indemnitees against liabilities arising under Environmental Laws (as herein defined), relating to those disclosed and any undisclosed Environmental Conditions at the Real Property.

                  NOW, THEREFORE, in consideration of the making of the Term Loans by the Indemnitees and the covenants, agreements, representations and warranties set forth in this Agreement and the Term Loan Agreement, the parties hereby covenant, agree, represent and warrant as follows:

                  1. Defined Terms. Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings provided therefore in the Term Loan Agreement, and the following terms shall have the following meanings:

                  "ENVIRONMENTAL CLAIM" means any notice, notification, claim, administrative, regulatory or judicial action, suit, judgment, demand, decree or other communication by any Person or Governmental Authority requiring, alleging or asserting liability with respect to the Indemnitors or the Real Property pursuant to Environmental Laws, whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, assessment, monitoring, response, remedial or cleanup costs, damages to natural resources, real property damage, personal injuries, fines or penalties arising out of, based on or resulting from or related to (a) the presence or alleged presence, Use, Release or threatened Release of any Hazardous Substances originating, at or from, migrating to or from or otherwise affecting, the Real Property or any part thereof, (b) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law by the Indemnitors, the Real Property or any part thereof, or
(c) any alleged injury or threat of injury to health, safety or the environment by the Indemnitors or relating the Real Property or any part thereof.

                  "ENVIRONMENTAL  CONDITIONS" means any environmental  condition
(a) constituting or which with the passage of time or lack of Remediation would or would likely constitute a violation of Environmental Laws, including but not limited to the presence of any Hazardous Substances requiring reporting and/or the performance of response actions under Massachusetts General Laws Chapter 21E, or (b) that requires reporting, investigation, assessment, monitoring, remediation or other response actions or would allow any Governmental Authority to record a lien or encumbrance in the land records with respect to the Real Property or an Environmental Claim. Submission to the Massachusetts Department of Environmental Protection of a Class A or B Response Action Outcome Statement by a Licensed Site Professional (as defined in Mass. Gen. L. ch. 21E, ss.2) pursuant to, and in compliance with, the Massachusetts Contingency Plan (310 CMR 40.0000) shall be deemed confirmation that any Environmental Condition(s) addressed in such Response Action Outcome Statement no longer exists.

                  "ENVIRONMENTAL LAWS" means any judgment, decree, order, law, license, rule, permit or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any other state, local, foreign or common law, statute, regulation, ordinance, order, decree or any other binding requirement of any Governmental Authority relating to health, safety or the environment.

                  "FORECLOSURE DATE" has the meaning provided in Section 2(e) hereof.

                  "HAZARDOUS SUBSTANCE" means any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C.
Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws

                  "KNOWN  ENVIRONMENTAL  CONDITIONS" has the meaning provided in
Section 2(d) hereof.

                  "LOSSES" has the meaning provided in Section 2(a) hereof.

                  "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                  "RELEASE" means any past or present release, spill, emission, leaking, pumping, injecting, pouring, emptying, escaping, dumping, deposit, disposal, discharge, dispersal, leaching, migration into the indoor or outdoor environment of Hazardous Substances, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, sediments, ground water, wetlands, land or subsurface strata.

                  "REMEDIATION" The investigation, assessment, monitoring, removal, abatement, treatment, risk assessment, institutional controls, deed restrictions and/or activity and use limitations, containment, payment of compliance or oversight fees, and all other activities required under Environmental Laws to respond to an Environmental Condition.

                  "USE" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substances or transportation to or from the Real Property by any Person of such Hazardous Substances.

                  2. Indemnification.

                           (a) The  Indemnitors  agree to indemnify,  reimburse,
defend (with counsel reasonably satisfactory to Indemnitees), and hold harmless the Indemnitees from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest, reasonable costs and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, reasonable disbursements and expenses, diminution in the value of the Real Property (subject to subsection (e) below) and reasonable consultants' and expert witness fees, disbursements, fines, penalties, fees and expenses, including costs of reporting, investigation, assessment, monitoring, remediation or other response actions (collectively, the "LOSSES"), asserted against, resulting to, imposed on, or incurred by Indemnitees directly or indirectly in connection with any of the following:

                           (i) any events, circumstances, or conditions which relate to, form or are alleged to form the basis for an Environmental Claim;

                           (ii)  the  presence,   Use,  Release,  or  threatened
         Release of Hazardous Substances at, on, in, under, from or otherwise affecting the Real Property;

                           (iii)  any   violation   or  alleged   violation   of
         Environmental Laws by the Indemnitors or with respect to the Real Property, or any act or omission causing an Environmental Condition;

                           (iv) the material breach of any representation, warranty or covenant set forth in Sections 6.19, 7.5.6, 7.15.4, 8.9, and 16 of the Term Loan Agreement relating to Environmental Claims; or

                           (v) any reasonable costs and expenses, including reasonable attorneys' fees and disbursements incurred by any Indemnitee in (x) exercising any right, power or remedy conferred by this Agreement, or (y) enforcing the Indemnitors' obligations pursuant hereto.

                           (b) The indemnity  provided in this  Agreement is not
intended to be and shall not be included in any exculpation of the Indemnitors from personal liability provided in the Term Loan Agreement or in any of the other Loan Documents. Nothing in this Agreement shall be deemed to deprive the Indemnitees of any rights or remedies provided to the Indemnitees elsewhere in this Agreement or in the Loan Documents or otherwise available to them under law or at equity.

                           (c) The Indemnitors waive and release the Indemnitees
from any rights or defenses the Indemnitors may have under common law or Environmental Laws for any liability arising from or resulting from the presence, Use or Release of Hazardous Substances, except with respect to an Indemnitee to the extent directly and solely caused by that Indemnitee's gross negligence, criminal acts, fraud or willful misconduct.

                           (d)  Indemnitors   acknowledge   that   Environmental
Conditions have been identified at or with respect to certain Real Properties as set forth on the Environmental Report (collectively, the "KNOWN ENVIRONMENTAL CONDITIONS").

                  In addition to and without limiting any of the Indemnitors' obligations hereunder, Indemnitors shall undertake a Remediation of the Known Environmental Conditions to the extent required by Environmental Laws. Submission to the Massachusetts Department of Environmental Protection of a Class A or B Response Action Outcome Statement by a Licensed Site Professional (as defined in Mass. Gen. L. ch. 21E, ss.2) pursuant to, and in compliance with, the Massachusetts Contingency Plan (310 CMR 40.0000) shall be deemed confirmation that any Environmental Condition(s) addressed in such Response Action Outcome Statement no longer exists for the purposes of this Section 2(d).

                           (e) With respect to any Losses which are attributable
to a diminution in value of the Real Property, such Losses shall: (i) be calculated based upon the value of the Real Property determined as of the date of foreclosure of the applicable Security Instrument, exercise of power of sale under the Security Instrument, or conveyance in lieu thereof (such date, the "Foreclosure Date"), and (ii) in no event be greater than the excess, if any, of
(x) the amount of the unpaid principal balance of the Term Loans, together with unpaid interest thereon (including interest accruing at the Default Rate), fees and prepayment premiums (if any), and all other costs, amounts, fees and expenses (including reasonable attorney's fees) due and owing under the Loan Documents on the Foreclosure Date, over (y) the value of the Real Property on the Foreclosure Date; provided, that if an Environmental Claim or Release is not existing or known on the Foreclosure Date (but only comes into existence and/or becomes known thereafter), then the value of the Real Property on the Foreclosure Date shall be deemed to have not been affected by such Environmental Claim or Release.

                  3. Payment. All payments due to the Indemnitees under this Agreement shall be payable to the Indemnitees within ten (10) days after written demand therefor, and shall bear interest at the Default Rate from the date such payment is due until the date of payment.

                  4. Governing Law. The parties agree that this Agreement is a contract under the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts of law or choice of law) and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and any applicable law of the United States of America.

                  5. Court Proceeding. Any legal suit, action or proceeding against the Indemnitees or Indemnitors arising out of or relating to this Agreement shall be instituted in any federal or state court in the Commonwealth of Massachusetts, and the Indemnitors waive any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding, and the Indemnitors hereby irrevocably submit to the jurisdiction of any such court in any suit, action or proceeding.

                  6. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or consent to any departure by the Indemnitors therefrom, shall be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on the Indemnitors shall entitle the Indenmitors to any other or future notice or demand in the same, similar or other circumstances.

                  7. Delay Not a Waiver. Neither any failure nor any delay on the part of the Indemnitees to enforce the demand or strict performance of any term, condition, covenant or agreement or exercise any right, power, remedy or privilege hereunder, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Indemnitees shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, or to declare a default for failure to effect prompt payment of any such other amount.

                  8. Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed

          If to Indemnitees:        GB Merchant Partners, LLC,
                                    as Administrative Agent
                                    101 Huntington Avenue
                                    Boston, MA 02109
                                    Attn:  D. Michael Murray
                                    Telecopy No.: (617) 210-7141

          If to Indenmitors:        Quaker Fabric Corporation of Fall River
                                    941 Grinnell Street
                                     Fall River, MA 02721
                                    Attn:  Chief Financial Officer
                                    Telecopy No.: (508) 678-2656

                  or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 8. A notice shall be deemed to have been given: (i) in the case of hand delivery, at the time of delivery; (ii) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (iii) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (iv) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this
Section 8. A party receiving a notice who does not comply with the technical requirements for notice under this Section 8 may elect to waive any deficiencies and treat the notice as having been properly given.

                  9. Trial by Jury. EACH OF THE INDEMNITORS AND THE INDEMNITEES, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

                  10. Heading. The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  11. Assignment. The Indemnitees shall have the right to assign this Agreement and the obligations hereunder to any Person who is from time to time the holder of the Term Loans, but not otherwise. All references to "Indemnitees" hereunder shall be deemed to include the successors and assigns of the Indemnitees, including any trustee or servicer.

                  12. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  13. Heading and Recitals. The information set forth in the recitals hereof are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                  14. Estoppel Certificates. Indemnitors and Indemnitees each hereby agree at any time, but not more than one time each calendar year (unless a Default or Event of Default exists or is continuing, in which case, as required by the Administrative Agent in its sole discretion), and upon not less than thirty (30) days prior written notice by Indemnitor or Indemnitees to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the best knowledge of such certifying party, there exists any matter giving rise to a claim under Section 2, and, if so, specifying each such matter.

                  15. Waiver. Indemnitors hereby waive each of the following, to the fullest extent allowed by applicable law:

                           (a) laches as a defense to any action  brought by any
Indemnitee against the Indemnitors;

                           (b) any defense based upon:

                                    (i) the  unenforceability  or  invalidity of
         all or any part of any security or other indemnity for the obligations of the Indemnitors hereunder or the lack of any perfection or failure of priority of any security for the obligations of the Indemnitors hereunder; or

                                    (ii) any act or  omission of  Indemnitor  or
         any other Person that directly or indirectly results in the discharge or release of the Indemnitors or any other Person or any security for the obligations of the Indemnitors hereunder, other than the gross negligence, willful misconduct, criminal acts or fraud of the Indemnitees, any deed of trust trustee or any other Indemnitee; or

                                    (iii) any disability or any other defense of
         any Person with respect to its obligations hereunder, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any similar cause;

                           (c) any right (whether now or hereafter  existing) to
require any Indemnitee, as a condition to the enforcement of this Agreement, to proceed against any other indemnitor, guarantor or any other Person, or to proceed against or exhaust any security for the obligations of the Indemnitors hereunder;

                           (d) all  suretyship  defenses  and  rights  of  every
nature otherwise available under any requirement of law;

                           (e) all defenses  arising as a result of the exercise
of nonjudicial or judicial remedies against the Indemnitors, or any other Person, or any security for the obligations of the Indemnitors hereunder, or arising out of any impairment of the Indemnitors' or any other Person's right of subrogation, reimbursement or contribution against the Indemnitors or any other Person, or any security for the obligations of the Indemnitors hereunder that may arise from the exercise of any such remedies;

                           (f) without  limiting the generality of the foregoing
or any other provision hereof, any and all benefits under any requirement of Law, except any rights of subrogation which the Indemnitors may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation or subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claims that such subrogation rights were abrogated by any acts of any Indemnitee, provided that the Indemnitors agree to postpone any subrogation rights with respect to any Collateral securing the Term Loans until the Term Loans shall have been paid in full.

                  16. Survival. The indemnity provided in this Agreement shall survive the repayment in full of the Obligations, or transfer of title to any of the Real Property to the Indemnitees or other transferee (to the extent such transferee is not an Affiliate of Indemnitors), in foreclosure or otherwise. Notwithstanding anything contained herein or in any of the other Loan Documents to the contrary, the Indemnitors will not be liable under this Agreement for any Environmental Claims which give rise to liability under Section 2(a) where such event first occurs following the effective date of a transfer of title of any parcel of Real Property to the Indemnitees or other transferee (to the extent such transferee is not an Affiliate of Indemnitors), in foreclosure or otherwise.

                  17. Time of the Essence.   Time is of the essence with respect
to each and every covenant, agreement and obligation of the Indemnitors under this Agreement.

                  18. Liability.

                           (a) The liability of the Indemnitors under this Agreement shall in no way be limited or impaired by (i) any amendment, modification, or restatement of or supplement to the Loan Documents,
         (ii) any extensions of time for or acceleration or alteration of payment or performance required by any of the Loan Documents or any waiver of such payment or performance, or (iii) the release or substitution in whole or in part, of any security for the Obligations; and in any of such cases, whether with or without notice to the Indemnitors and with or without consideration.

                           (b) The obligations of the Indemnitors hereunder are independent of the obligations of any other Person, including any other indemnitor, and any Indemnitee may enforce any of its rights hereunder independently of any other right or remedy it or any other Indemnitee may at any time hold with respect to the obligations indemnified against hereby or any other security or other indemnity for such obligations. The obligations of the Indemnitors set forth herein constitute the full recourse obligations of the Indemnitors enforceable against the Indemnitors to the full extent of all its assets and properties, notwithstanding any provisions in the Loan Documents to the contrary.

                  19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.


                       [SIGNATURES ON THE FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                             INDEMNITORS:


                             QUAKER FABRIC CORPORATION OF FALL
                             RIVER
                             QUAKER FABRIC CORPORATION
                             QUAKER TEXTILE CORPORATION
                             QUAKER FABRIC MEXICO, S.A. DE C.V.


                             By:  /s/ Paul J. Kelly
                                ---------------------------------------
                             Name: Paul J. Kelly
                             Title:   Vice President Finance

                             ON BEHALF OF THE INDEMNITEES:

                             GB MERCHANT PARTNERS, LLC,
                             As Administrative Agent


                             By:
                                ---------------------------------------
                             Name:
                             Title:

                                    EXHIBIT A

                           SCHEDULE OF REAL PROPERTIES


1. 941 Grinnell Street, Fall River, MA
2. 1092 Davol Street, Fall River, MA
3. 81 Ferry Street, Fall River, MA
4. 1450 Brayton Ave, Fall River, MA
5. 387 Quarry Street, Fall River, MA
6. Godfrey Road, Verona, MS
7. 994 Jefferson Street (Bleachery Pond), Fall River, MA
8. 81 Commerce Drive, Fall River, MA